UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 21, 2014

NB&T FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

OHIO	0-23134	31-1004998
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer I.D. No.)

48 N. South Street, Wilmington, Ohio 45177

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (937) 382-1441

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02. Results of Operations and Financial Condition.

On January 21, 2014, NB&T Financial Group, Inc. (“NBTF”), is issuing a press release announcing its financial results for the year ended December 31, 2013. A copy of the press release is included herein as Exhibit 99.1 and incorporated herein by reference.

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) At their January 21, 2014 meeting, the Board of Directors of NBTF appointed James Reynolds, President of Wilmington College, as a director effective at the February 18, 2014 Board of Directors’ meeting. The Board of Directors of NBTF’s subsidiary, The National Bank and Trust Company, also appointed Mr. Reynolds to its Board of Directors, effective at its February meeting. Mr. Reynolds will receive board fees in accordance with the fee schedule disclosed in NBTF’s 2013 proxy statement and will receive upon his becoming a director an option to purchase 1,000 shares of NBTF common stock, as provided for in the NB&T Financial Group, Inc. Amended and Restated 2006 Equity Plan. The Board of Directors expects to appoint Mr. Reynolds to the Audit Committee and the Compensation Committee.

ITEM 7.01. Regulation FD Disclosure.

On January 21, 2014, NB&T Financial Group, Inc., is issuing a press release announcing its financial results for the year ended December 31, 2013. A copy of the press release is included herein as Exhibit 99.1 and incorporated herein by reference.

ITEM 9.01. Financial Statements and Exhibits.

(c) Exhibits:

Exhibit 99.1	NB&T Financial Group, Inc. press release January 21, 2014, announcing financial results for the year ended December 31, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NB&T Financial Group, Inc.

By:	/s/ Craig F. Fortin
Craig F. Fortin
Chief Financial Officer

Date: January 21, 2014